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                                                                    EXHIBIT 23.7



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 20, 1995 on the Combined Financial Statements of Fennell Container Co., Inc. and affiliates included in Republic Industries, Inc.'s Form 8-K/A dated November 30, 1995 and to all references to our Firm included in this registration statement.


                                           GAMBLE, GIVENS & MOODY P.A.


North Charleston, South Carolina
December 20, 1995